Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Aan Yee Leong, Justin, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Rebel Group, Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Rebel Group, Inc. at the dates and for the periods indicated.

Date: September 3, 2019

By:	/s/ Aan Yee Leong, Justin
Aan Yee Leong, Justin
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Rebel Group, Inc. and will be retained by Rebel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.